EXHIBIT 4.2


                      AMENDED AND RESTATED PLEDGE AGREEMENT


         This AMENDED AND RESTATED PLEDGE AGREEMENT, dated as of August 5, 2004 (the "Agreement" or "Pledge"), between Integrated Security Systems, Inc., a Delaware corporation ("Pledgor"), Renaissance US Growth Investment Trust PLC, a public limited company registered in England and Wales ("RUSGIT"), Renaissance Capital Growth & Income Fund III, Inc., a Texas corporation ("Renaissance III"), BFS US Special Opportunities Trust PLC, a public limited company registered in England and Wales ("BFS") (RUSGIT, Renaissance III and BFS collectively referred to as "Secured Party"), and Renaissance Capital Group, Inc., a Texas corporation, as Agent for the Lender (the "Agent").


                                    RECITALS

         A. Secured Party has lent to Pledgor the aggregate principal amount of three million six hundred thousand dollars ($3,600,000), including but not limited to the $1,000,000 loaned to Pledgor by BFS of even date, evidenced by the Secured Party's promissory notes and convertible promissory notes as listed in Schedule A attached hereto (the "Notes").

         B. Pledgor is the owner of the shares of capital stock issued by each subsidiary ("Subsidiary") named on Schedule B, and Pledgor has agreed to pledge and assign to Secured Party a security interest in such shares, together with any additional shares of capital stock of a Subsidiary or of any subsidiary of Pledgor subsequently issued or acquired by Pledgor (collectively, the "Shares"), to secure payment of the Notes of Pledgor and all other indebtedness of Pledgor to Secured Party (collectively, the "Obligations").

         C. The Pledgor previously pledged and assigned to Secured Party the Shares to secure the payment of the Notes as evidenced by those certain Pledge Agreements dated as of September 27, 2001 and March 11, 2003, respectively (the "Original Pledge Agreements").

         D. This Agreement is being executed to restate the Original Pledge Agreements to consolidate the Original Pledge Agreements and secure payment of all the Obligations of Pledgor to Secured Party.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants, the parties agree as follows:

         1. Pledge of Shares. Pledgor hereby pledges and assigns to the Secured Party the Shares for the purpose of securing the full and prompt payment, when due, by Pledgor of the Obligations.

         2. Delivery of Shares. Upon execution of this Pledge, Pledgor shall deliver to the Agent all the certificates representing the Shares, together with duly executed stock powers, in blank. The Agent shall hold all such certificates and stock powers subject to the terms of this Agreement.

         3. Voting of Shares and Receipt of Dividends. Pledgor shall have the right to vote the Shares and to receive dividends and distributions on the shares, except upon the occurrence of a default in the full and prompt payment of the Obligations, when due (a "Default"), in which event Secured Party shall have such rights.

         4.     Representations   and  Warranties.   Pledgor  hereby   warrants,
represents and covenants as follows:

                a. Pledgor owns the Shares, free from any pledges, security interests, adverse claims or liens;

                b. Pledgor will notify Secured Party of, and will defend the Shares against, all claims and demands of all persons at any time claiming the Shares or any interest therein;

                c. Pledgor will pay all taxes and assessments upon the Shares prior to the date of delinquency for payment of such taxes and assessments;

                d. Pledgor has the full power, authority and capacity to grant the security interest hereunder; and

                e. The Subsidiaries are the only operating subsidiaries of the Pledgor, and the number of shares set forth on Schedule A constitute all of the outstanding capital stock of the Subsidiaries.

         5. Return of Security. When the Obligations have been paid in full, Agent shall promptly deliver the certificates representing the Shares then held by it and all related stock powers to Pledgor.

         6. Occurrence of a Default. If a Default occurs, Agent or Secured Party shall have the right to exercise any rights and remedies provided under the Uniform Commercial Code of Texas or any other applicable law with respect to the Shares.

         7. Duration of Pledge. This Pledge shall be terminated upon the earlier of (i) foreclosure by Secured Party of the security interest granted hereunder upon the occurrence of a Default, or (ii) return of the Shares to Pledgor upon payment of the Obligations.

         8.     Miscellaneous.

                a. Governing Law. This Pledge shall be governed by and construed and enforced in accordance with the substantive laws of the State of Texas, without regard to the conflicts of laws provisions thereof, and the applicable laws of the United States. Venue and jurisdiction shall be in the state or federal courts in Dallas County, Texas.

                b. Binding Effect. All of the terms, covenants, representations, warranties and conditions herein shall be binding upon, and inure to the benefit of, and be enforceable by the parties and their respective successors and assignees.

                c. Waiver. This Pledge may not be amended, modified, superseded or canceled, nor may any of the terms, covenants, representations, warranties or conditions hereof be waived, except by a written instrument executed by the party against whom such amendment, modification, supersedure, cancellation or waiver is charged. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or of any breach of any term, covenant, representation or warranty contained herein, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of any breach of any other term, covenant, representation or warranty.

                d. Attorneys' Fees. If any party brings an action in connection with the performance, breach or interpretation of this Pledge, or in any action related to the transaction contemplated hereby, the prevailing party in such action shall be entitled to recover from the losing party in such action all reasonable costs and expenses of such litigation, including attorneys' fees, court costs, costs of investigation, accounting and other costs reasonably incurred or related to such litigation.

                e. Severability. If any provision hereof is determined to be illegal or unenforceable, such determination shall not affect the validity or enforceability of the remaining provisions hereof, all of which shall remain in full force and effect.

                f. Further Documents. Each party covenants and agrees that, from time to time, after the date hereof, at the reasonable request of any other party, and without further consideration, such party will execute and deliver such other documents and take such other action reasonably required to carry out, in all respects, the transactions contemplated and intended by this Pledge.

                g. Notices. Any notices or other communications required or permitted to be given by this Agreement or any other documents and instruments referred to herein must be (i) given in writing and personally delivered, mailed by prepaid certified or registered mail or sent by overnight service, such as FedEx, or (ii) made by telex or facsimile transmission delivered or transmitted to the party to whom such notice or communication is directed, with confirmation thereupon given in writing and personally delivered or mailed by prepaid certified or registered mail.

         If to Pledgor:

         Integrated Security Systems, Inc.
         8200 Springwood Drive, Suite 230
         Irving, Texas  75063
         Telephone:  (972) 444-8280
         Facsimile:  (972) 869-3843

         If to Secured Party:

         Renaissance US Growth Investment Trust PLC
         c/o Renaissance Capital Group, Inc.
         8080 North Central Expressway, Suite 210-LB59
         Dallas, Texas  75206
         Attn.:   Russell Cleveland
                  President and Chief Executive Officer
         Telephone:  (214) 891-8294
         Facsimile:  (214) 891-8291

         Renaissance Capital Growth & Income Fund III, Inc.
         c/o Renaissance Capital Group, Inc.
         8080 North Central Expressway, Suite 210-LB59
         Dallas, Texas  75206
         Attn.:   Russell Cleveland
                  President and Chief Executive Officer
         Telephone:  (214) 891-8294
         Facsimile:  (214) 891-8291

         BFS US Special Opportunities Trust PLC
         c/o Renaissance Capital Group, Inc.
         8080 North Central Expressway, Suite 210-LB59
         Dallas, Texas  75206
         Attn.:   Russell Cleveland
                  President and Chief Executive Officer
         Telephone:  (214) 891-8294
         Facsimile:  (214) 891-8291

         If to Agent:

         Renaissance Capital Group, Inc.
         8080 North Central Expressway, Suite 210-LB59
         Dallas, Texas  75206
         Attn.:   Russell Cleveland
                  President and Chief Executive Officer
         Telephone:  (214) 891-8294
         Facsimile:  (214) 891-8291

Any notice delivered personally in the manner provided herein will be deemed given to the party to whom it is directed upon the party's (or its agent's) actual receipt. Any notice addressed and mailed in the manner provided herein will be deemed given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is placed in the mail, or, if earlier, the time of actual receipt.

                h. Parties in Interest. Nothing in this Pledge, whether express or implied, is intended to confer any rights or remedies under or by reason of this Pledge on any persons other than the parties and their respective successors and assigns, nor is anything in this Pledge intended to relieve or discharge the obligation or liability of any third persons to any party to this Pledge, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Pledge.

                i. Defined Terms. All capitalized terms, unless otherwise specified, have the same meanings assigned to them in the Notes.





            [The remainder of this page is intentionally left blank;
                            signature page follows.]

         IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

                                         BORROWER:

                                         INTEGRATED SECURITY SYSTEMS, INC.



                                         By:    /S/ C. A. Rundell
                                                ---------------------------
                                                C. A. Rundell, Chairman and
                                                Chief Executive Officer


                                         SECURED PARTY:

                                         RENAISSANCE US GROWTH INVESTMENT
                                         TRUST PLC

                                         By:    /S/ Russell Cleveland
                                                ---------------------------
                                                Russell Cleveland, Director


                                         RENAISSANCE CAPITAL GROWTH &
                                         INCOME FUND III, INC.

                                         By:    Renaissance Capital Group, Inc.,
                                                Investment Adviser


                                         By:    /S/ Russell Cleveland
                                                --------------------------------
                                                Russell Cleveland, President and
                                                Chief Executive Officer


                                         BFS US SPECIAL OPPORTUNITIES TRUST, PLC

                                         By:    /S/ Russell Cleveland
                                                ---------------------------
                                                Russell Cleveland, Director


                                         AGENT:

                                         RENAISSANCE CAPITAL GROUP, INC.


                                         By:    /S/ Russell Cleveland
                                                --------------------------------
                                                Russell Cleveland, President and
                                                Chief Executive Officer

                                   SCHEDULE A

                                      NOTES

 --------------------------------- --------------------- ------------------
             LENDER                        DATE                AMOUNT
 --------------------------------- --------------------- ------------------
    Renaissance Capital Growth           9/27/2001          $   75,000
     & Income  Fund III, Inc.
       ("Renaissance III")
 --------------------------------- --------------------- ------------------
         Renaissance III                10/12/2001          $   25,000
 --------------------------------- --------------------- ------------------
         Renaissance III                10/26/2001          $   25,000
 --------------------------------- --------------------- ------------------
         Renaissance III                 11/9/2001          $   25,000
 --------------------------------- --------------------- ------------------
         Renaissance III                11/16/2001          $   25,000
 --------------------------------- --------------------- ------------------
         Renaissance III                12/28/2001          $   25,000
 --------------------------------- --------------------- ------------------
         Renaissance III                 1/14/2002          $   50,000
 --------------------------------- --------------------- ------------------
         Renaissance III                  9/5/2002          $   75,000
 --------------------------------- --------------------- ------------------
         Renaissance III                 4/23/2003          $  100,000
 --------------------------------- --------------------- ------------------
         Renaissance III                 6/18/2003          $  100,000
 --------------------------------- --------------------- ------------------
         Renaissance III                 10/1/2003          $  200,000
 --------------------------------- --------------------- ------------------
      Renaissance US Growth              9/27/2001          $   75,000
      Investment Trust PLC
           ("RUSGIT")
 --------------------------------- --------------------- ------------------
             RUSGIT                     10/12/2001          $   25,000
 --------------------------------- --------------------- ------------------
             RUSGIT                     10/26/2001          $   25,000
 --------------------------------- --------------------- ------------------
             RUSGIT                      11/9/2001          $   25,000
 --------------------------------- --------------------- ------------------
             RUSGIT                     11/16/2001          $   25,000
 --------------------------------- --------------------- ------------------
             RUSGIT                     12/28/2001          $   25,000
 --------------------------------- --------------------- ------------------
             RUSGIT                      1/14/2002          $   50,000
 --------------------------------- --------------------- ------------------
             RUSGIT                       9/5/2002          $   75,000
 --------------------------------- --------------------- ------------------
             RUSGIT                      4/23/2003          $  100,000
 --------------------------------- --------------------- ------------------
             RUSGIT                      5/30/2003          $  200,000
 --------------------------------- --------------------- ------------------
             RUSGIT                      10/1/2003          $  200,000
 --------------------------------- --------------------- ------------------
   BFS US Special Opportunities          3/11/2003          $  250,000
        Trust PLC ("BFS")
 --------------------------------- --------------------- ------------------
               BFS                       4/23/2003          $  100,000
 --------------------------------- --------------------- ------------------
               BFS                       5/30/2003          $  200,000
 --------------------------------- --------------------- ------------------
               BFS                        9/5/2003          $  500,000
 --------------------------------- --------------------- ------------------
               BFS                        8/5/2004          $1,000,000
 --------------------------------- --------------------- ------------------



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

                                   SCHEDULE B





                 Subsidiaries                      No. of Shares

             B&B ARMR Corporation                      1,000
             Intelli-Site, Inc.                        1,000







                                       8
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